UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2010

CINTAS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-11399	31-1188630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio	45262-5737
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code (513) 459-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On September 27, 2010, Cintas Corporation No. 2 (“Cintas No. 2”), a Nevada corporation and wholly-owned subsidiary of Cintas Corporation (the “Corporation”), entered into a Fourth Amendment Agreement (the “Fourth Amendment”) with KeyBank National Association, as agent (the “Agent”).  The Fourth Amendment modifies certain terms of the Credit Agreement dated as of May 28, 2004 among Cintas No. 2, as borrower, the Agent, and certain lenders (such Credit Agreement, as amended through and including the Fourth Amendment, is referred to as the “Credit Agreement”).  The Corporation and specified wholly-owned subsidiaries of the Corporation guarantee the payment in full of all amounts due from Cintas No. 2 under the Credit Agreement.

Pursuant to the terms of the Fourth Amendment, the maturity date of the Credit Agreement has been extended from February 23, 2011 to September 26, 2014.  In addition,  the total revolving commitment of the lenders under the Credit Agreement will be reduced from $600,000,000 to $300,000,000.  Cintas No. 2 also has an option to increase the total revolving commitment by up to $150,000,000 with the consent of the Agent and one or more lenders willing to agree to an increased commitment amount.   There are no loans outstanding under the Credit Agreement, and letters of credit in the face amount of $93,824,000 were outstanding as of September 27, 2010.

After giving effect to the Fourth Amendment, the facility fee payable by Cintas No. 2 on the total commitment amount will be increased.  Furthermore, interest on any outstanding loans under the facility will continue to accrue at either the base rate or the LIBOR rate plus a margin but the amount of such margin will increase.  The amount of such facility fee and such margin will continue to be based on the Corporation’s senior unsecured long-term credit ratings from Standard & Poor’s and Moody’s Investor Services.  Based on the Cintas No. 2’s current ratings, the facility fee will be 12.50 basis points (0.125%) per annum and the margin will be 112.5 basis points (1.125%) per annum.  Cintas No. 2 will no longer be required to pay a utilization fee for periods when the outstanding amount of the facility exceeds 50% of the committed amount.

The Credit Agreement  contains customary covenants, including financial covenants regarding the ratio of the Corporation’s net funded indebtedness to total capitalization and the ratio of the Corporation’s earnings before interest and taxes to interest expense.  The Credit Agreement also contains customary events of default, subject to materiality thresholds and grace periods.

The foregoing description of the Credit Agreement is qualified in its entirety by the full text of the Credit Agreement dated as of May 28, 2004, the First Amendment Agreement dated as of February 24, 2006, the Second Amendment Agreement dated as of March 16, 2007, the Third Amendment Agreement dated as of May 31, 2007 and the Fourth Amendment filed as exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to, and incorporated by this reference in, this Current Report on Form 8-K.

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.                                          Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Credit Agreement dated as of May 28, 2004 by and among Cintas Corporation No. 2, as Borrower, the lenders named in such Credit Agreement and KeyBank National Association, as agent for the lenders.

10.2	First Amendment Agreement to Credit Agreement dated as of February 24, 2006.

10.3	Second Amendment Agreement to Credit Agreement dated as of March 16, 2007.

10.4	Third Amendment Agreement to Credit Agreement dated as of May 31, 2007.

10.5	Fourth Amendment Agreement to Credit Agreement dated as of September 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CINTAS CORPORATION

Date: October 1, 2010	By:	/s/ William C. Gale
William C. Gale
Senior Vice President and Chief Financial Officer